                                                                    Exhibit 5.1

                                 August 5, 1999

The Board of Directors
U.S. Interactive, Inc.
2012 Renaissance Boulevard
King of Prussia, PA 19406

              RE:  Issuance and Sale of Common Stock pursuant to
                   Registration Statement on Form S-1
                   ---------------------------------------------


Dear Sirs:

         We have acted as corporate counsel for U.S. Interactive, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-7875) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the underwritten, public offering (the "Offering") of up to a total of 6,267,500 shares (including certain shares issuable upon exercise of an over-allotment option) (the "Shares"), of the Company's Common Stock, par value $.001 per share. The Registration Statement was initially filed on May 19, 1999. (The Registration Statement, as amended to date, most recently by Amendment No. 5 dated August 5, 1999, including all exhibits thereto, is referred to below as the "Registration Statement".)

         The Shares consist of: (i) 2,673,712 previously unissued Shares to be sold by the Company to underwriters whose representatives are named in the Prospectus constituting a part of the Registration Statement (the "Underwriters' Shares"); (ii) 1,750,000 previously unissued Shares to be sold by the Company directly to shareholders of Safeguard Scientifics, Inc. ("Safeguard"), or to Safeguard (the "Directed Shares"); (iii) a total of 1,026,288 presently outstanding Shares to be sold by the Selling Stockholders named in the Registration Statement (the "Secondary Shares"); and (iv) up to a total of 817,500 Shares issuable upon exercise of a thirty-day option to be granted by the Company to the underwriters (the "Over-allotment Shares") solely for the purpose of covering over-allotments.

         In this connection, we have examined: (i) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date hereof; (ii) the resolutions and related minutes of the Company's Board of Directors authorizing the Offering, the preparation and filing of the Registration Statement, and the issuance of the Underwriters' Shares, the Directed Shares and the Over-allotment Shares; (iii) the Registration Statement, including, among other exhibits, the form of Underwriting Agreement and the form of Standby Stock Purchase Agreement between the Company and Safeguard; and (iv) certain officers' certificates, corporate records and such other records and documents as we have deemed appropriate or necessary for purposes of rendering the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Underwriters' Shares have been duly authorized for issuance and, when sold, paid for and delivered in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and non-assessable;

         2. The Directed Shares have been duly authorized for issuance and, when sold, paid for and delivered in accordance with the terms of the Standby Stock Purchase Agreement, will be legally issued, fully paid and non-assessable;

         3. The Secondary Shares are, and when sold, paid for and delivered in accordance with the terms of the Underwriting Agreement, will be, legally issued, fully paid and non-assessable; and

         4. The Over-allotment Shares have been duly authorized for issuance and, if and when sold, paid for and delivered in accordance with the terms of the Underwriting Agreement, will be, legally issued, fully paid and non-assessable.

         We are admitted to practice in the Commonwealth of Pennsylvania. We have made such investigation of the General Corporate Law of the State of Delaware (the "Delaware GCL") as we have considered appropriate for the purpose of rendering the opinions expressed above. This opinion is limited to the Delaware GCL.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.



                                                   Sincerely yours,



                                                   DILWORTH PAXSON LLP